UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20429
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2021
CARTER BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia	001-39731	85-3365661
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)
1300 Kings Mountain Road, Martinsville, Virginia 24112
(Address of Principal Executive Offices) (Zip Code)
(276) 656-1776
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	CARE	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01.    REGULATION FD DISCLOSURE.
Effective September 14, 2021, certain directors and executive officers (each a “Participant” and, collectively, the “Participants”) of Carter Bankshares, Inc. (the “Company”) entered into stock purchase plans for the future purchase of the Company’s common stock in accordance with Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Purchase Plans”). Under the Purchase Plans, a broker-dealer is authorized, after a 30-day waiting period, to purchase on behalf of the Participant shares of the Company’s common stock on the open market or otherwise at prevailing market prices, and in compliance with Rules 10b5-1 and 10b-18 under the Securities Exchange Act of 1934, as amended, subject to maximum price thresholds specified in the Participant’s Purchase Plan. Each Purchase Plan will be funded by the portion of the Participant’s monthly board compensation or employee pay, as applicable, that the Participant has elected to direct into his or her Purchase Plan account. The Purchase Plans have a duration of 12 months and may be terminated at any time or amended in compliance with Rule 10b5-1.
Rule 10b5-1 permits directors and executive officers of a public company to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information and provides an affirmative defense to insider trading when trades are executed in accordance with plans that comply with Rule 10b5-1. Using these plans, insiders may spread stock trades (in this case, purchases) over a period of time regardless of any company-imposed trading blackout period or material, non-public information they may learn after adopting such a trading plan. In accordance with Rule 10b5-1, the Participants will have no subsequent direction over the purchase of Company common stock pursuant to these Purchase Plans after adopting them (or after making a subsequent amendment, which would require a new 30-day waiting period).
Any purchases of the Company’s common stock under these Purchase Plans will be disclosed publicly as required through Form 4 or Form 5 filings pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, with the U.S. Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report the adoption of each Purchase Plan by a director or executive officer of the Company in the future, or to report the amendment or termination of any such plans, whether or not the plan was publicly announced except to the extent required by law.
The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Important Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include our expectations regarding the future purchase of the Company’s common stock under the Purchase Plans referenced above. Forward looking statements include all statements that are not historical fact. By their nature, forward-looking statements are subject to various risks, uncertainties, and contingencies, including changes in price, volume and the volatility of the Company’s common stock; changes in a Participant’s personal financial circumstances; changes in general economic conditions; and other risks and uncertainties. Forward-looking statements represent our beliefs and assumptions only as of the date of this disclosure. We disclaim any obligation to update forward-looking statements, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER BANKSHARES, INC.
(Registrant)

Date: September 14, 2021	By:	/s/ Wendy S. Bell
	Name:	Wendy S. Bell
	Title:	Chief Financial Officer